SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Crystal Decisions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Why are we entering into this agreement?
Why Business Objects?
What is the process for combining the companies?
What can we do?
What I ask of you
What happens next?
Additional Information About the Proposed Acquisition and Where to Find It
Forward-Looking Statements

Filed by Crystal Decisions, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Commission File No.: 000-31859

          On July 18, 2003, Jonathan Judge, President and Chief Executive Officer of Crystal Decisions, Inc., sent an email message to all Crystal Decisions employees. The text of the email message follows.

          Hello everyone,

I am pleased to announce that earlier today Crystal Decisions and Business Objects signed an agreement to merge. The combined company will be called Business Objects.

Our goal has always been to become the number one, publicly traded company in BI. Together with Business Objects, we are realizing our goal, albeit in a different way than originally planned. By combining, we believe that we will be able to provide customers with an appealing broad and deep single provider BI solution and deliver value for our stockholders.

          Why are we entering into this agreement?

The BI market today is highly fragmented with no clear leader. Our two organizations are extraordinarily complementary in many different ways, such as technology, sales organizations, culture and people.

This is not the first time we have gone through this kind of transition. In 1994, Seagate Technology acquired our company and we subsequently entered a period of extended growth. The capital and management advice of Seagate was a significant factor in our success. In 1996 we acquired Holistic Systems which accelerated our direct sales presence, and in 1996, when we sold NSMG to VERITAS Software, the resulting company was more successful than anyone could have anticipated and became a clear leader in data and storage management. We emerged from each of these events a stronger, more competitive company and we intend to approach this transaction no differently. The piece we have to concentrate on now is on our continued execution—which is in our control.

          Why Business Objects?

I have tremendous respect for Business Objects and what they have accomplished. They have prided themselves on becoming a leader in BI by delivering top notch products and services with a laser focus on customer satisfaction and loyalty. Deeply embedded in their company philosophy is a set of core values quite similar to our Leadership Philosophy. It’s rare in business to find two organizations so complementary and an opportunity so poised for success at so many different levels.

          What is the process for combining the companies?

The transaction is subject to approval by governmental authorities as well as the Business Objects shareholders. We expect, subject to the receipt of those approvals, that the transaction will close in Q2 FY 04 (Q4 CY 2003). During the interim period, U.S. federal regulations (known as the Hart Scott Rodino Act) and similar laws in Europe prevent the two companies from acting as an integrated company or doing anything that would create that impression until the final close. Specifically, we may not work as a combined company in any way — no cooperation in deals, no process for approving discounting, no organizational changes related to combining entities. It must be “business as usual” on both sides.

          What can we do?

We are allowed to do integration planning. The first step we have taken was to create an integration office. Jonathan Schoonmaker from Business Objects and Matthew Handford from Crystal will be running this function from reporting directly to the CEO of Business Objects Bernard Liautaud. Representatives from all functions in both organizations will come together to build a plan for how we integrate the two companies after the deal closes.

          What I ask of you

•	Please remain focused on your work. The success we have enjoyed to date is only because of your incredible efforts. If you become distracted and stop giving 100 percent during this period, it will negatively impact our results. The value of our options will be tied to a positive market perception of our successful integration. We absolutely want to keep momentum going on both sides and continue that momentum following deal closure.

•	Everyone needs to comply 100 percent with the regulations and the “business as usual” mentality until the close of the transaction.

•	Be as patient as possible in understanding that it will take time to build the integration plan, and that we cannot announce it until after the close of the deal.

          What happens next?

I will be hosting three PlaceWare web conferences to provide you with more information. These sessions will be held today Friday, July 18 at 2:00 p.m., Sunday, July 20th at 5:00 p.m. and Monday, July 21st at 8:00 a.m. (all Pacific time). Information on how to dial into these sessions will be forthcoming shortly from Internal Communications.

For those of you in Vancouver, Bernard Liautaud, founder and CEO of Business Objects, and I would like to invite you to an employee Q&A session and reception this afternoon at 4:00 p.m. PDT. This is a great opportunity to meet Bernard and some of the other folks from Business Objects so I encourage you to try and attend. The meeting will be held at the Centre for Performing Arts and will be web cast for those employees unable to attend. More detailed information on this meeting will be sent out from Internal Communications shortly.

If you have any questions or concerns you can email Internal Communications at internalcommunications@crystaldecisions.com or contact your Executive Committee representative.

Thank you

Jon

          Additional Information About the Proposed Acquisition and Where to Find It

          Business Objects and Crystal Decisions intend to file with the SEC a joint proxy statement/prospectus/information statement and other relevant materials in connection with the proposed acquisition of Crystal Decisions by Business Objects. The joint proxy statement/prospectus/information statement will be mailed to the security holders of Business Objects and Crystal Decisions. Investors and security holders of Business Objects and Crystal Decisions are urged to read the joint proxy statement/prospectus/information statement and the other relevant materials when they become available because they will contain important information about Business Objects, Crystal Decisions and the proposed acquisition. The joint proxy statement/prospectus/information statement and other relevant materials (when they become available), and any other documents filed by Business Objects or Crystal Decisions with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Business Objects by contacting Business Objects Investor Relations, 3030 Orchard Parkway, San Jose, California, 95134, 408-953-6000. Investors and security holders may obtain free copies of the documents filed with the SEC by Crystal Decisions by contacting Crystal Decisions Investor Relations, 895 Emerson Street, Palo Alto, California, 94301, 800-877-2340.

          Forward-Looking Statements

          This document contains forward-looking statements that involve risks and uncertainties concerning the proposed acquisition of Crystal Decisions by Business Objects and Crystal Decision’s strategic and operational plans. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close, that the closing may be delayed or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the reaction of customers of Crystal Decisions and Business Objects to the transaction; Business Objects’ ability to successfully integrate Crystal Decisions’ operations and employees; Business Objects’ ability to transition Crystal Decisions’ customers; the introduction of new products by competitors or the entry of new competitors into the markets for Crystal Decisions and Business Objects products; and economic and political conditions in the U.S. and abroad. More information about potential factors that could affect Crystal Decisions’ business and financial results is included in Crystal Decisions’ Annual Report on Form 10-K for the fiscal year ended June 28, 2002, Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2003 and Crystal Decisions’ Registration Statement on Form S-1 and all amendments thereto, initially filed by Crystal Decisions on May 23, 2003, including (without limitation) under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov. Crystal Decisions assumes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.